UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2016

GENERAL CANNABIS CORP

 (Exact Name of Registrant as Specified in Charter)

Colorado	000-54457	20-8096131
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

6565 E. Evans Avenue Denver, Colorado	80224
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 759-1300

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[_]

Written communications pursuant to Rule 425 under the Securities Act

[_]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[_]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

Item 3.02

Unregistered Sale of Equity Securities.

Item 8.01

Other Events.

As previously disclosed in a Form 8-K dated May 9, 2016, General Cannabis Corp., a Colorado corporation (the “Company”), was reaching agreements with all of its debt holders to extend the terms of such debt to January 31, 2017. On June 3, 2017, the Company completed the agreements with such debt holders covering an aggregate of $659,000 principal amount of debt and accrued interest that was coming due. In exchange for the extension, the Company issued the holders of the debt an aggregate of 659,000 warrants to purchase common stock at $1.07 per share for a period of five years from issuance. Of such warrants, 309,000 were issued to Infinity Capital Corp. which is controlled by our Chairman, Michael Feinsod in connection with Infinity’s extension of an aggregate of $309,000 of Notes that were maturing.

The above is qualified in its entirety by the full text of the form of Warrant and extension agreements (forms of which are attached hereto as Exhibit 10.1 and 10.2), which is incorporated by reference herein.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit	Description
10.1	Form of Extension Agreement
10.2	Form of Warrant issued to noteholders for extending their debt

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: June 8, 2016

GENERAL CANNABIS CORP

By:	/s/ Robert L. Frichtel
Name:	Robert L. Frichtel
Title:	Chief Executive Officer

EXHIBIT INDEX

Exhibit	Description
10.1	Form of Extension Agreement
10.2	Form of Warrant issued to noteholders for extending their debt